Exhibit 99.1

BlockchAIn Executes 15-Year, 65 MW Electric Service Agreement at CLT-01 to Meet Demand for AI Data Center Capacity

Expands Contracted Utility Load at CLT-01 from 40 MW to 65 MW Under a 15-Year Term

Power Immediately Available Through Existing Onsite 34.5 kV Infrastructure, With No Significant Electrical Upgrades Required, to Meet Growing Demand Beyond Current Customer Commitments

NEW YORK, May 27, 2026 -- BlockchAIn Digital Infrastructure, Inc. (NYSE American: AIB) (“BlockchAIn” or the “Company”), a developer and operator of digital infrastructure focused on artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads, today announced the execution of a 15-year Electric Service Agreement (“ESA”) to expand contracted utility load at CLT-01, the Company’s flagship data center campus currently being repositioned for AI/HPC infrastructure, from 40 megawatts (“MW”) to 65 MW.

The full 65 MW is available through the existing 34.5 kV distribution line onsite, requiring no significant additional electrical infrastructure upgrades. This positions CLT-01 to rapidly accommodate rising neocloud and enterprise demand without the lead times associated with new power procurement and represents a key structural advantage relative to greenfield data center development.

The expanded utility commitment supports the Company’s growing customer pipeline, which includes letters of intent representing 25 MW of committed critical IT load with a leading AI company and a financial institution. The Company’s business development team, led by Eyal Rozen, Chief Operating Officer and former business development executive at Nebius, and Gary Heitz, Vice President of Sales and former business development leader at Google and Dell, is actively engaged with multiple prospective clients.

The newly expanded power load will represent the first phase of the site’s broader infrastructure expansion. The remaining phase will include the design and installation of a new AI-optimized data center shell, which is expected to be completed over the next nine months. Project execution will be led by Christopher Iannacone, former Director of Project Management at Amazon, with 25+ years of experience overseeing 3+ gigawatts of data center capacity.

“Power availability at scale, under long-term commitments, is the starting point for everything else in AI infrastructure development. It was critical that we significantly expand our available power and infrastructure capacity, and the 65 MW we have secured is now immediately available through existing onsite infrastructure to meet the growing pipeline of demand from AI/HPC tenants,” said Jerry Tang, Founder and Chief Executive Officer of BlockchAIn. “Expanding our contracted load to 65 MW for 15 years gives us the runway to convert CLT-01 into purpose-built AI/HPC capacity, to support a prospective anchor tenant, and to underwrite the additional capacity we are pursuing with prospective customers under long-term contracts -- all from a site that already has the power, the interconnection, and the operating history in place.”

About BlockchAIn

BlockchAIn is a developer and operator of digital infrastructure focused on AI hosting and high-performance computing workloads. The Company’s platform combines access to reliable, scalable power resources with modular infrastructure deployment designed to accelerate the development of next-generation compute capacity.

For more information, visit https://www.aib.us/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding the planned conversion of CLT-01 from data mining to AI and HPC data center capacity, the expected benefits of the Electric Service Agreement, the anticipated availability and timing of utility load under the agreement, the planned site transition and incremental data hall capacity, the Company’s ability to attract and contract with additional AI and HPC customers, and the Company’s growth and development pipeline. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the performance of the utility counterparty under the Electric Service Agreement, delays in permitting and regulatory approvals, utility interconnection and energization timing, tariff and rate changes, equipment availability, supply chain conditions, contractor performance, site transition execution, the ability to attract and retain key personnel to manage the business effectively, competition from existing or new offerings that may emerge, and broader market and economic conditions. These risks, uncertainties and other factors are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks, uncertainties and other factors are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group – MZ North America

Phone: (949) 491-8235

AIB@mzgroup.us

www.mzgroup.us